EXHIBIT 99

Contact:	Judith Wawroski Treasurer and Principal Financial Officer International Bancshares Corporation (956) 722-7611 (Laredo)

FOR IMMEDIATE RELEASE

INTERNATIONAL BANCSHARES CORPORATION

ANNOUNCES CASH DIVIDEND INCREASE

LAREDO, TX, August 9, 2021 - International Bancshares Corporation (“IBC”) announced today that on August 3, 2021, IBC’s Board of Directors approved the declaration of a .60 cents per share cash dividend for shareholders of record of Common Stock, $1.00 par value, as of the close of business on August 20, 2021, payable on September 3, 2021, in lieu of the discretionary dividend that IBC has historically paid in October. This dividend is a 9 percent or .05 cent increase above IBC’s last dividend paid. “This discretionary cash dividend was made possible because of our Company’s strong financial performance, augmented by the benefits of the 2017 Tax Cut and Jobs Act, and our exceptionally strong capital position,” said Dennis E. Nixon, president and CEO of IBC.

IBC (NASDAQ:IBOC - News) is a multi-bank financial holding company headquartered in Laredo, Texas, with approximately $15.3 billion in total assets and 186 facilities and 281 ATMs serving 87 communities in Texas and Oklahoma.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts contain forward-looking information with respect to plans, projections or future performance of IBC and its subsidiaries, the occurrence of which involve certain risks and uncertainties detailed in IBC’s filings with the Securities and Exchange Commission.

Copies of IBC’s SEC filings and Annual Report (as an exhibit to the 10-K) may be downloaded from the SEC filings site located at http://www.sec.gov/edgar.shtml or IBC’s website at http://www.ibc.com.